Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Navidea Biopharmaceuticals, Inc.
Dublin, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-195806) and Form S-8 (No. 333-119219, 333-130636, 333-130640, 333-153110, 333-158323, 333-183317 and 333-198716) of Navidea Biopharmaceuticals, Inc. of our report dated March 23, 2016, relating to the consolidated financial statements of Navidea Biopharmaceuticals, Inc., which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
March 31, 2017